UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 16, 2024

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On June 18, 2024, iPower Inc., a Nevada corporation (the “Company”), closed on a registered direct offering (the “Registered Direct”) of 2,083,334 shares of common stock (the “Shares”) and a concurrent private placement (“Private Placement,” and together with the Registered Direct, the “Offering”) of warrants (the “Warrants”) to purchase 2,083,334 shares of common stock (the “Warrant Shares”), which were sold for gross aggregate proceeds of $5,000,002. The Shares were sold pursuant to a prospectus supplement, filed on June 18, 2024, to the Registration Statement on Form S-3, originally filed on September 25, 2023, with the SEC (File No. 333-274665), and declared effective by the SEC on September 29, 2023. The Warrants, which were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) or Regulation D on the Securities Act, have a term of five years and are immediately exercisable at $2.40 per share. The Shares and Warrants were sold to a purchaser pursuant to a securities purchase agreement, dated June 16, 2024, between the Company and the purchaser (the “Purchase Agreement”). Roth Capital Partners, LLC (the “Placement Agent”) acted as placement agent, pursuant to a placement agency agreement between the Company and the Placement Agent dated June 16, 2024 (the “Placement Agency Agreement”). The Company paid the Placement Agent as compensation a cash fee equal to 6.5% of the gross proceeds of the Offering plus reimbursement of certain expenses and legal fees.

The net proceeds of the Offering, after deducting the Placement Agent’s fees and expenses and other offering expenses payable by the Company, is approximately $4,550,000. The Company intends to use the net proceeds from this Offering to pursue growth strategies, including potential merger and acquisition activities, and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of its common stock (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) for one year after the closing date of the Offering, subject to certain exceptions.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%), respectively, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to the Company as described in the Purchase Agreement, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise of Warrants.

In connection with this Offering, the Company is obligated to file a registration statement with the Securities and Exchange Commission, or the SEC, to register the shares underlying the Warrants sold in the Offering under the Securities Act, within 30 days of the closing of the Offering and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 60 days of such closing.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement, and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement, the form of Purchase Agreement, and the form of Warrant, copies of which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K (the “Form 8-K”) and are incorporated herein by reference.

The legal opinion, including the related consent, of Dorsey & Whitney LLP relating to the legality of the issuance and sale of Shares of Common Stock in the Offering is filed as Exhibit 5.1 to this Form 8-K.

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Return to Company of Pledged Shares

As previously disclosed in the Company’s Current Report on Form 8-K dated April 3, 2024, the Company’s Chief Executive Officer and co-founder, Lawrence Tan, along with co-founder Allan Huang, agreed to pledge certain of their shareholdings to the Company in order to satisfy the pledge agreement between them and the Company covering the $1.3 million settlement payment made by the Company to Boustead Securities, LLC. Calculating the shares at $2.40, the per share price at which securities were sold in the Registered Direct, Messrs. Tan and Huang will return a total of 541,557 shares to the Company for cancellation (the “Share Cancellation”). The Share Cancellation will be completed in the coming days and will serve to reduce some of the dilution that occurred as a result of the Registered Direct.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Warrant Shares pursuant to the same exemption. The description of the Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The Form of Warrant has been filed as an exhibit to this Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 17, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Placement Agency Agreement
10.2	Form of Purchase Agreement
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
99.1	Press Release dated June 17, 2024, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2024

IPOWER, INC.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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